SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _______)

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Only (as permitted by Rule 14a 6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material pursuant to § 240.14a-11(c) or § 240.14a-12

Emclaire Financial Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMCLAIRE FINANCIAL CORP.
612 MAIN STREET
EMLENTON, PENNSYLVANIA 16373

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF EMCLAIRE FINANCIAL CORP.:

Notice is hereby given that the Annual Meeting of Shareholders of Emclaire Financial Corp. (the “Corporation”) will be held at 9:00 a.m., local time, on Wednesday, April 28, 2010, at the Farmers National Bank of Emlenton, 612 Main Street, Emlenton, Pennsylvania 16373, for the following purposes:

1.           To elect two (2) directors to serve for three-year terms and until their successors are duly elected and qualified;

2.           To ratify the selection of Crowe Horwath LLP, Certified Public Accountants, as the independent auditors of the Corporation for the fiscal year ending December 31, 2010;

3.           To approve, on a non-binding advisory basis, the compensation of the Corporation’s named executive officers as described in the proxy statement; and

4.           To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on March 1, 2010 will be entitled to notice of and to vote at the Annual Meeting.

A copy of the Corporation’s Annual Report for the fiscal year ended December 31, 2009 is being mailed with this notice.

To assure that your shares of common stock will be voted at the meeting, please indicate your voting instructions: (i) over the Internet at www.illinoisstocktransfer.com, (ii) by telephone at 1-800-555-8540, or (iii) by completing and signing the enclosed proxy card and returning it promptly in the enclosed, postage prepaid, addressed envelope.  No additional postage is required if mailed in the United States.  The giving of a proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,

William C. Marsh
Chairman, President and Chief Executive Officer

March 22, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2010

The proxy materials for the Annual Meeting of Shareholders of Emclaire Financial Corp., including the proxy statement and the Corporation’s Annual Report for the fiscal year ended December 31, 2009, are available over the Internet at www.emclairefinancial.com.

PROXY STATEMENT FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 28, 2010

GENERAL

Introduction, Date, Place and Time of Meeting

This Proxy Statement is being furnished for the solicitation by the Board of Directors of Emclaire Financial Corp. (the “Corporation”), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at the main office of the Farmers National Bank of Emlenton (the “Bank”), 612 Main Street, Emlenton, Pennsylvania 16373, on Wednesday, April 28, 2010, at 9:00 a.m. local time, or at any adjournment or postponement of the annual meeting.

The main office of the Corporation is located at 612 Main Street, Emlenton, Pennsylvania 16373.  The telephone number for the Corporation is (724) 867-2311.  All inquiries should be directed to William C. Marsh, Chairman, President and Chief Executive Officer.  This Proxy Statement and the enclosed form of proxy are first being sent to shareholders of the Corporation on March 22, 2010.  This Proxy Statement and the Annual Report for the fiscal year ended December 31, 2009 are available at www.emclairefinancial.com and www.sec.gov.

How to Vote

Shareholders may vote (i) via the Internet at www.illinoisstocktransfer.com by following the instructions contained on that website and using the Voter Control Numbers provided on your individual proxy, (ii) by telephone at 1-800-555-8540, (iii) by completing and signing the enclosed proxy and returning it promptly in the enclosed, postage prepaid, addressed envelope, or (iv) at the annual meeting in person.  Proxies properly executed and delivered by shareholders (via the Internet, telephone or by mail as described above) and timely received by us will be voted at the annual meeting in accordance with the instructions contained therein.  If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a proxy by mail (unless you are revoking your Proxy).

Solicitation of Proxies

The proxy solicited hereby, if properly voted via the Internet or phone or signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy.  If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the annual meeting, in accordance with the best judgment of the persons appointed as proxies.  Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.  Execution and return of the enclosed proxy will not affect a shareholder’s right to attend the annual meeting and vote in person.

The cost of preparing, assembling, mailing and soliciting proxies will be borne by the Corporation.  In addition to the use of the mail, certain directors, officers and employees of the Corporation intend to solicit proxies personally, by telephone and by facsimile.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request there for, the Corporation will reimburse them for their reasonable forwarding expenses.

Quorum

The presence of shareholders, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum at the annual meeting.  Abstentions, broker non-votes, which are discussed below, and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum.

Voting

At the close of business on March 1, 2010, the voting record date, the Corporation had outstanding (i) 1,431,404 shares of common stock, $1.25 par value per share, and (ii) 7,500 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”).  Only our shareholders of common stock of record, at the close of business on the voting record date, will be entitled to notice of and to vote at the annual meeting.  On all matters to come before the annual meeting, each share of common stock is entitled to one (1) vote.  Each issued and outstanding share of common stock owned on the record date will be entitled to one vote on each matter to be voted on at the annual meeting, in person or by proxy.  The shares of Series A Preferred Stock are not entitled to vote on the matters described in this proxy statement for consideration at the annual meeting.  For more information concerning the Series A Preferred Stock and the Corporation’s participation in the Troubled Asset Relief Program (“TARP”) and Capital Purchase Program (“CPP”), see “Troubled Asset Relief Program and Capital Purchase Program” in this proxy statement below.

Directors are elected by a plurality of the votes cast with a quorum present.  The persons receiving the greatest number of votes of the holders of common stock represented in person or by proxy at the annual meeting will be elected director.  The affirmative vote of a majority of the total votes present in person or by proxy is required for approval of the proposals (i) to ratify the appointment of the independent registered public accounting firm and (ii) to approve, on a non-binding advisory basis, the compensation of the Corporation’s named executive officers.

With regard to the election of directors, you may vote in favor of or withhold authority to vote for one or more nominees for director.  Votes that are withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect.  An abstention may be specified on the proposals (i) to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2010, and (ii) to approve, on a non-binding advisory basis, the compensation of the Corporation’s named executive officers.  Abstentions will have the effect of a vote against these proposals.

Under New York Stock Exchange (“NYSE”) Rule 452, which governs NYSE brokerage members, (i) the proposal for the election of directors and (ii) the proposal to approve, on a non-binding advisory basis, the compensation of the Corporation’s named executive officers are considered to be non-routine matters.  Abstentions will have the effect of a vote against these proposals.  Brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions.  A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker.  For such non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.”  Because some matters to be voted upon at the annual meeting are not considered routine matters under Rule 452, there potentially can be “broker non-votes” at the annual meeting.  Any “broker non-votes” submitted by brokers or nominees in connection with the annual meeting will not be counted for purposes of the election of directors and for determining the number of votes present for the proposal to approve, on a non-binding advisory basis, the compensation of the Corporation’s named executive officers and, therefore, will have no effect on the outcome of the votes for the proposals.

Revocation of Proxies and Changing a Vote

A shareholder who votes via the Internet (as described above) or telephone (as described above) or returns a proxy via mail may revoke it at any time before it is voted by: (i) delivering written notice of revocation to Raymond M. Lawton, Secretary, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, telephone:  (724) 867-2311; or (ii) voting in person after giving written notice to the Secretary of the Corporation.   Executing and returning a later-dated proxy and giving written notice thereof to the Secretary of the Corporation or voting again via the Internet or telephone will revoke the earlier voted proxy.  Only the latest proxy ballot or Internet or telephone proxy submitted by a shareholder prior to the annual meeting will be counted.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2010

The proxy materials for the Annual Meeting of Shareholders of Emclaire Financial Corp., including the proxy statement and the Corporation’s Annual Report for the fiscal year ended December 31, 2009, are available over the Internet at www.emclairefinancial.com or www.sec.gov.

PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION’S COMMON STOCK

Persons and groups owning in excess of 5% of the common stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The following table sets forth, as of the voting record date, certain information as to the common stock beneficially owned by (i) persons or groups who own more than 5% of the common stock, (ii) the directors of the Corporation, (iii) certain executive officers of the Corporation named in the Summary Compensation Table, and (iv) all directors and executive officers of the Corporation and the Bank as a group.  Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of common stock at the voting record date.

	Amount and Nature of		Percent of Outstanding Common Stock Beneficially
Name and Address	Beneficial Ownership		Owned
Mary E. Dascombe	91,000	(2)	6.36%
Raleigh, NC 27609

Directors:
George W. Freeman	77,805	(3)	5.44%

Ronald L. Ashbaugh	12,500	(4)	*

Brian C. McCarrier	2,471	(4)	*

Robert L. Hunter	16,278	(5)	*

John B. Mason	6,729	(6)	*

James M. Crooks	18,371	(7)	*

Mark A. Freemer	4,000	(1)	*

David L. Cox	13,580	(4)	*

William C. Marsh	18,500	(8)	*

Executive Management:
Raymond M. Lawton	1,200	(1)	*

Edward A. Andrulonis	520	(4)	*

Amanda L. Engles	-		*

All directors and executive officers as a group (12 persons)	171,954		12.01%
_________________
(1)
Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange Commission (“SEC”) made pursuant to the 1934 Act.  For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of common stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares, or (2) investment power, which includes the power to dispose or direct the disposition of the shares.  Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2)	Of the 91,000 shares beneficially owned by Mrs. Dascombe, 2,677 shares are owned jointly with her spouse, and 23,937 shares are owned individually by her spouse.
(3)
Of the 77,805 shares beneficially owned by Mr. Freeman, 2,500 shares are owned jointly with his spouse, 1,000 shares are owned jointly with his spouse in a family limited partnership and 37,305 shares are owned individually by his spouse.

(4)	All shares owned jointly with spouse.
(5)	Of the 16,278 shares beneficially owned by Mr. Hunter, 5,514 shares are owned individually by his spouse.
(6)	Of the 6,729 shares beneficially owned by Mr. Mason, 714 shares are held as custodian for his daughter.
(7)	Of the 18,371 shares beneficially owned by Mr. Crooks, 3,273 shares are owned jointly with his spouse and 135 shares are held individually by his spouse.
(8)	Of the 18,500 shares beneficially owned by Mr. Marsh, 650 shares are owned individually by his spouse.

On December 23, 2008, as part of the CPP offered by the United States Department of the Treasury (“U.S. Treasury”) under the TARP, the Corporation entered into a Letter Agreement with the U.S. Treasury pursuant to which the Corporation agreed to sell 7,500 shares of Series A Preferred Stock to the U.S. Treasury, along with a warrant to purchase 50,111 shares of common stock (the “Warrant Shares”) at an initial exercise price of $22.45 per share.  The U.S. Treasury currently owns all issued and outstanding Series A Preferred Stock of the Corporation.  The above table does not reflect the U.S. Treasury’s ownership of the Series A Preferred Stock because, subject to the terms of the Statement with Respect to Shares of the Series A Preferred Stock, the Series A Preferred Stock is non-voting, except for class voting rights on matters that would adversely affect the rights of the holders of the Series A Preferred Stock.  The table does not reflect beneficial ownership by the U.S. Treasury of the Warrant Shares because, pursuant to the Letter Agreement, the U.S. Treasury does not have any voting rights with respect to the Warrant Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation’s common stock is registered pursuant to Section 12(b) of the 1934 Act.  The officers and directors of the Corporation and beneficial owners of greater than 10% of the common stock are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the common stock.  Other than as set forth in the immediately following sentence, based on the Corporation’s review of such ownership reports, to the Corporation’s knowledge, no executive officer, director, or 10% beneficial owner of the Corporation failed to file such ownership reports on a timely basis for the fiscal year ended December 31, 2009.   George W. Freeman, a director, did not timely file one Form 4 with respect to one transaction during December 2009.  A Form 4 was subsequently filed with the SEC by Mr. Freeman.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

The Corporation has a classified Board of Directors with staggered three-year terms of office.  In a classified board, the directors are generally divided into separate classes of equal number.  The terms of the separate classes expire in successive years.  Thus, at each annual meeting of shareholders, successors to the class of directors whose term then expires are to be elected to hold office for a term of three years, so that the office of one class will expire each year.

A majority of the members of our Board of Directors are independent based on an assessment of each member’s qualifications by the Board, taking into consideration the NASDAQ Stock Market’s requirements for independence.  The Board of Directors has concluded that Messrs. Freemer, Crooks, Hunter, Freeman, Mason, McCarrier and Ashbaugh do not have any material relationships with the Corporation that would impair their independence.  There are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director.  Shareholders of the Corporation are not permitted to cumulate their votes for the election of directors.

No director or executive officer of the Corporation is related to any other director or executive officer of the Corporation by blood, marriage or adoption, and each of the nominees currently serve as a director of the Corporation.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees for director listed below.  If the person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors.  At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as a director if elected.  Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of office of the class of directors to which he or she was appointed.  The Board of Directors recommends that its nominees be elected as directors.  Ages are reflected as of December 31, 2009.

Nominees for Director for Three-Year Terms Expiring in 2013

		Principal Occupation	Director Since
Name	Age	for Past Five Years	Bank/Corporation

David L. Cox	59
Since January 1, 2009, Vice Chairman of the Bank and Corporation;  from July 2007 to December 2008 , Chairman of the Bank and Chairman, President and Chief Executive Officer of the Corporation.  Prior to July 2007, Chairman, President and Chief Executive Officer of the Bank and Corporation since 1997.
			1991/1991

Mark A. Freemer	50	Partner, Clyde, Ferraro & Co., LLP, Certified Public Accountants. Mr. Freemer is a Certified Public Accountant.	2004/2004

Directors Whose Terms Expire in 2012

		Principal Occupation	Director Since
Name	Age	for Past Five Years	Bank/Corporation

Ronald L. Ashbaugh	74	Retired, former Chairman, President and Chief Executive Officer of the Bank and the Corporation.	1971/1989

George W. Freeman	79	Owner of Freeman’s Tree Farm.	1964/1989

William C. Marsh	43
Since January 1, 2009, Chairman, President and Chief Executive Officer of the Bank and Corporation;  From July 2007 to December 2008, President and Chief  Executive Officer of the Bank and Treasurer and Chief Financial Officer of the Corporation; from June 2006 through June 2007, Executive Vice President and Chief Financial Officer of the Corporation and the Bank; from February 2006 through June 2006, Executive Vice President and Chief Financial Officer of Allegheny Valley Bancorp, Inc. and Allegheny Valley Bank of Pittsburgh;  from March 2005 through February 2006, Chief Financial Officer of InterTECH Security, LLC. Mr. Marsh is a certified public accountant.
			2006/2006

Brian C. McCarrier	46	President, Interstate Pipe and Supply Company. Mr. McCarrier is a Certified Public Accountant.	1997/1997

Directors Whose Terms Expire in 2011

		Principal Occupation	Director Since
Name	Age	for Past Five Years	Bank/Corporation

James M. Crooks	57	Owner, F.L. Crooks Clothing Company, Inc.	2004/2004

Robert L. Hunter	68	Truck Dealer; President of: Hunter Truck Sales & Service, Inc.; Hunter Leasing, Inc.; Hunter Keystone Peterbilt, LLP; Hunter Erie Truck Sales LLP; Hunter Jersey Peterbilt, LLC; Hunter Services Inc.	1974/1989

John B. Mason	61	President, H. B. Beels & Son, Inc.	1985/1989

Board Leadership Structure and Risk Oversight

Board Leadership Structure.  Since the Corporation was founded in 1989, the Corporation has employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors.  We believe this traditional leadership structure benefits the Corporation.  A combined Chairman and Chief Executive Officer role helps provide strong, unified leadership for our management team and Board of Directors.  William C. Marsh has served as our Chairman and Chief Executive Officer since January 1, 2009.  Prior to becoming Chairman and Chief Executive Officer, Mr. Marsh served as Executive Vice President and Chief Financial Officer of the Corporation beginning in 2006.  Our Board of Directors is comprised of nine directors of which seven, or a majority, are independent directors.  The board has three standing committees with separate chairs—the audit, executive and human resources committees.  The audit committee and human resources committee are led by independent directors and our executive committee is comprised of a majority of independent directors.  We do not have a lead independent director position.  The Board has reviewed our Corporation’s current Board leadership structure in light of the composition of the Board, the Corporation’s size, the nature of the Corporation’s business, the regulatory framework under which the Corporation operates, the Corporation’s shareholder base, the Corporation’s peer group and other relevant factors, and has determined that a combined Chairman and Chief Executive Officer position, is currently the most appropriate Board leadership structure for our Corporation.  The Board noted the following factors in reaching its determination:

•	The Board acts efficiently and effectively under its current structure, where the Chief Executive Officer also acts as Chairman.
•
A combined Chairman and Chief Executive Officer is in the best position to be aware of major issues facing the Corporation on a day-to-day and long-term basis, and is in the best position to identify key risks and developments facing the Corporation to be brought to the Board’s attention.

•	A combined Chairman and Chief Executive Officer position eliminates the potential for confusion and duplication of efforts, including among employees.
•
A combined Chairman and Chief Executive Officer position eliminates the potential for confusion as to who leads the Corporation, providing the Corporation with a single public “face” in dealing with shareholders, employees, regulators, analysts and other constituencies.

Risk Oversight. The Board’s role in the Corporation’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Corporation, including operational, financial, legal and regulatory, and strategic and reputational risks.  The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.  When a Committee receives the report, the Chairman of the relevant Committee reports on the discussion to the full Board during the next Board meeting.  This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Risk Considerations in Our Compensation Program. In connection with the Corporation’s participation in the TARP CPP in December 2008, the human resources committee, which serves as our compensation committee, was required to review the incentive compensation arrangements of the Corporation’s senior executive officers, as contemplated by the TARP CPP and in addition to the other risk-oriented assessments required by the program, with the Corporation’s senior risk officer to ensure that their incentive compensation arrangements do not encourage them to take unnecessary and excessive risks that threaten the value of the Corporation.  Even though not expressly required, the human resources committee also reviewed the compensation arrangements of the Corporation’s other top executives.  The human resources committee concluded that it does not believe that the Corporation’s compensation policies and practices encourages excessive or inappropriate risk taking and instead encourage behaviors that support sustainable long-term value creation.  In reaching this conclusion, the human resources committee considered the various metrics and elements of the compensation program.  For instance, the human resources committee does not use highly leveraged, short-term incentives that drive high risk investments at the expense of long-term company value.  Rather, the Corporation’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term goals.  While the Corporation remains a participant in the TARP CPP, the human resources committee will continue to periodically review, pursuant to the requirements of the TARP CPP, the incentive compensation arrangements of the Corporation’s senior executive officers, in addition to the other risk-oriented assessments required by the TARP CPP, with the Corporation’s senior risk officer to ensure that their incentive compensation arrangements do not encourage them to take unnecessary and excessive risks that threaten the value of the Corporation.

Director’s Attendance at Annual Meetings

All directors are expected to attend the Corporation’s annual meeting of shareholders.  Eight of the nine directors of the Corporation at the time attended the Corporation’s 2009 annual meeting of shareholders.

Committees and Meetings of the Corporation and the Bank

During 2009, the Board of Directors of the Corporation held five regular meetings and seven special meetings, and the Board of Directors of the Bank held 13 regular meetings and one special meeting.  Each of the directors attended at least seventy-five (75%) of the combined total number of meetings of the Corporation’s and Bank’s Board of Directors and of the committees on which they serve.

Membership on Certain Board Committees.  The Board of Directors of the Corporation has established an audit committee, executive committee and a human resources committee.  The human resources committee functions as the Corporation’s compensation committee.  The Corporation does not have a standing nominating committee and, instead, director nominations are considered by the entire Board.  In light of the size of the Corporation and the fact that the entire Board considers director nominations, the Board believes it is appropriate for the Corporation not to have a standing nomination committee.  The Corporation’s director nomination process is described below.

The following table sets forth the membership of such committees as of the date of this proxy statement.

Human
Directors	Audit	Executive	Resources
David L. Cox		*
Mark A. Freemer	**	*	*
James M. Crooks	*
Robert L. Hunter	*	*	**
John B. Mason			*
Ronald L. Ashbaugh	*	*
George W. Freeman		*	*
William C. Marsh		**
Brian C. McCarrier	*		*
______________________
*	Member
**	Chairman

Audit Committee.  The audit committee of the Board is composed of five members and operates under a written charter adopted by the Board of Directors.  During 2009, the audit committee consisted of Messrs. Freemer (Chairman), Ashbaugh, Hunter, McCarrier and Crooks.  The Board of Directors has identified Mark A. Freemer as an audit committee financial expert.  The audit committee met four times in 2009.  The Board of Directors has determined that each committee member is “independent,” as defined by Corporation policy, SEC rules and the NASDAQ listing standards.

The audit committee charter adopted by the Board sets out the responsibilities, authority and specific duties of the audit committee.  The full text of the audit committee charter is available on our website at www.emclairefinancial.com. Pursuant to the charter, the audit committee has the following responsibilities:

•	To monitor the preparation of quarterly and annual financial reports;
•	To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and
•	To review the general scope of the annual audit and the fees charged by the independent auditors.

Human Resources Committee.  The human resources committee of the Board functions as the compensation committee and has the responsibility to evaluate the performance of and determine the compensation for the Chairman of the Board, the President and Chief Executive Officer of the Bank, to approve the compensation structure for senior management and the members of the Board of Directors, to review the Bank’s salary administration program, and to review and administer the Corporation’s bonus plans, including the management incentive program.

The human resources committee, which is currently composed entirely of independent directors, administers the Corporation’s executive compensation program.  In 2009, the members of the human resources committee consisted of Messrs. Hunter (Chairman), Freeman, Freemer, McCarrier and Mason.  All of the members meet all of the independence requirements under the listing requirements of the NASDAQ Stock Market.  None of the members are current or former officers or employees of the Corporation or any of its subsidiaries.

The human resources committee is committed to high standards of corporate governance.  The human resources committee’s charter reflects the foregoing responsibilities and commitment, and the human resources committee and the Board will periodically review and revise the charter, as appropriate.  The full text of the human resources committee charter is available on our website at www.emclairefinancial.com.  The human resources committee’s membership is determined by the Board.  There were five meetings of the full human resources committee in 2009.

The human resources committee has exercised exclusive authority over the compensation paid to the Corporation’s Chairman of the Board, President and Chief Executive Officer and reviews and approves salary increases and bonuses for the Corporation’s other executive officers as prepared and submitted to the human resources committee by the Chairman of the Board, President and Chief Executive Officer.  Although the human resources committee does not delegate any of its authority for determining executive compensation, the human resources committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the human resources committee.

Director Qualifications and Nomination Process.  The goal of the Board of Directors has been, and continues to be, to identify nominees for service on the Board of Directors who will bring a variety of perspectives and skills from their professional and business experience.  Depending upon the current needs of the Board of Directors and the Corporation, certain factors may be weighed more or less heavily.  Though the Board does not have a formal policy concerning diversity, the Board of Directors values diversity on the Board and believes diversity should be considered in the director identification and nomination process.  The Board of Directors identifies nominees by first evaluating, on an informal basis, the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to the Corporation’s business and/or unique situation who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective or skill set.  The Board also believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

In light of the Corporation’s business and structure, the Board believes that it benefits from the qualifications of the nominees and incumbent members of the Board identified in this proxy statement above and that each person should serve as a director of the Corporation because each director possesses the attributes discussed in the preceding paragraph and, in addition, because of such person’s (i) diverse business experiences (especially in the case of Messrs. Crooks, Freeman, Freemer, Hunter, Mason and McCarrier), (ii) length of service on the Board and knowledge of the Corporation and Bank (especially in the case of Messrs. Ashbaugh, Cox, Freeman, Hunter, Marsh and Mason), (iii) senior management and leadership experience outside the Corporation and Bank (in the case of Messrs. Crooks, Freeman, Freemer, Hunter, Mason and McCarrier) and inside the Corporation and Bank (especially in the case of Messrs. Ashbaugh, Cox, and Marsh), (iv) expertise in banking and operations of financial institutions (in the case of Messrs. Ashbaugh, Cox, and Marsh) and (v) experience in the local business community (in the case of all of the directors).

If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors will then determine if there is a need to replace that director or reduce the number of directors serving on the Board of Directors, in accordance with the Corporation’s bylaws.  If the Board of Directors determines a need to replace a non-continuing director, it identifies the desired skills and experience in light of the criteria set forth above.  Current members of the Board of Directors are polled for suggestions as to individuals meeting those criteria, and research may also be performed to identify qualified individuals.  To date, the Board of Directors has not formally engaged third parties to assist in identifying or evaluating potential nominees, although the Board of Directors reserves the right to do so in the future.

Section 10.1 of the Corporation’s bylaws contains provisions addressing the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Corporation’s annual meeting.  Historically, the Corporation has not had a formal policy concerning shareholder recommendations for nominees.  Given the size of the Corporation, the Board of Directors does not feel that such a formal policy is warranted at this time.  The absence of such a policy, however, does not mean that a reasonable shareholder recommendation will not be considered, in light of the particular needs of the Corporation and the policies and procedures set forth above.  The Board of Directors will reconsider this matter at such time as it believes that the Corporation’s circumstances, including its operations and prospects, warrant the adoption of such a policy.

Executive Officers Who are Not Directors

Set forth below is information with respect to the principal occupations during at least the last five years for the current executive officers of the Corporation and the Bank who do not serve as directors.  All executive officers of the Corporation and the Bank are elected annually by the Board of Directors and serve at the discretion of the Board.  There are no arrangements or understandings between the executive officers and the Corporation and any person pursuant to which such persons have been selected officers.  Ages are reflected as of December 31, 2009.

Raymond M. Lawton, age 55.  Mr. Lawton is Senior Vice President, Chief Lending Officer and Secretary of the Corporation.  Mr. Lawton has been Senior Vice President and Secretary since 2003, Chief Lending Officer since 2002 and Chief Credit Officer from 1999 to 2002.

Amanda L. Engles, age 31.  Ms. Engles is Principal Accounting Officer and Treasurer of the Corporation.  Ms. Engles has been Vice President and Director of Finance of the Bank since October 2007.  She previously served as Accounting Manager of the Bank from December 2006 through October 2007; and Staff Accountant of the Bank from January 2004 through December 2006.

Edward A. Andrulonis, age 43.  Mr. Andrulonis is Senior Vice President and Director of Branch Banking of the Bank.  Mr. Andrulonis has served in this capacity since November 2009.  He previously served as Senior Vice President and Chief Operating Officer of the Bank from May 2008 through November 2009.  Prior to his employment with the Bank, Mr. Andrulonis had served as Vice President and Chief Operating Officer at CSB Bank since 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Corporation or its subsidiaries for services rendered in all capacities during 2009 to our principal executive officer as well as our two other highest compensated executive officers.

						Changes in Pension
						Value and
						Nonqualified
						Deferred	All
				Option	Stock	Compensation	Other
Name and Principal Position (1)	Year	Salary	Bonus (2)	Awards (3)	Awards (3)	Earnings (4)	Compensation (5)		Total
William C. Marsh, Chairman	2009	$181,000	$-	$-	$10,125	$27,627	$24,100		$242,852
President and Chief	2008	$157,000	$47,100	$5,000	$11,250	$22,060	$21,088		$263,499
Executive Officer

Raymond M. Lawton, Senior	2009	$115,000	$3,450	$4,375	$-	$31,214	$5,186		$159,226
Vice President and Chief	2008	$110,000	$27,500	$1,000	$-	$27,778	$5,450		$171,728
Lending Officer

David L. Cox, Vice Chairman and	2008	$173,000	$51,900	$-	$11,250	$45,571	$97,112	(6)	$378,833
Senior Vice President of Business
and Community Development

Edward A. Andrulonis, Senior	2009	$110,000	$3,300	$-	$-	$7,596	$4,503		$125,399
Vice President and Director of
Branch Banking

_______________________
(1)
In connection with the appointment of Mr. Marsh as the Chairman, President and Chief Executive Officer of the Corporation in January 2009, Mr. Cox became Vice Chairman of the Corporation and the Bank.  As a result of his retirement, Mr. Cox is not a named executive officer for fiscal year 2009 and Mr. Andrulonis is a named executive officer for fiscal year 2009.

(2)
Bonus amounts presented for 2008 were paid in 2009 for 2008 performance pursuant to the Corporation’s Management Incentive Program.  Amounts presented for 2009 were paid in 2009 for the successful completion of certain projects.

(3)
Reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, for option and stock awards granted in 2009 and 2008 pursuant to the 2007 Stock Incentive Plan and Trust adopted in 2007.  For a description of the assumptions used for purposes of determining grant date fair value, see Note 16 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)
Reflects the increase in the actuarial present value of the named executive officer’s accumulated benefits under the Corporation’s defined benefit pension plan and supplemental executive retirement plan at the relevant measurement date used for financial reporting purposes for 2009 compared to 2008 and for 2008 compared to 2007.

(5)
Includes (i) director’s fees from the Corporation and the Bank totaling $14,400 in 2009 for Mr. Marsh and $12,600 in 2008 for Messrs. Marsh and Cox, and (ii) matching amounts under the Corporation’s 401(k) plan for all the named executive officers.

(6)
Amount reported includes $75,000 paid to Mr. Cox pursuant to the Bank’s Deferred Compensation Plan.  See the disclosure in “The Farmers National Bank of Emlenton Deferred Compensation Plan” in this Proxy Statement below for a description of this plan and the additional payment to be paid to Mr. Cox after the year ended December 31, 2009.

Pension Plan

The Bank maintains a defined benefit pension plan for all eligible employees.  An employee becomes vested in the plan after three years.  Upon retirement at age 65, a terminated participant is entitled to receive a monthly benefit.  Prior to a 2002 amendment to the plan, the benefit formula was 1.1% of average monthly compensation plus .4% of average monthly compensation in excess of six hundred seventy five ($675) multiplied by years of service.  In 2002, the plan was amended to change the benefit structure to a cash balance formula under which the benefit payable is the actuarial equivalent of the hypothetical account balance at normal retirement age.  However, the benefits already accrued by the employees prior to the amendment were not reduced.  In addition, the prior benefit formula continues through December 31, 2012, as a minimum benefit. In 2009, the Bank contributed $350,000 to the pension plan.

401(k) Plan

The Bank provides a match of an employee’s contribution to the 401(k) plan up to 4% of the participant’s salary.

Supplemental Retirement Agreements

In October 2002, following Board of Director approval, the Bank entered into supplemental retirement agreements with Messrs. Cox and Lawton and in June 2006 with Mr. Marsh (“Supplemental Agreements”).  The Supplemental Agreements are non-qualified defined benefit plans and are unfunded.  The Supplemental Agreements have no assets, and the benefits payable under the Supplemental Agreements are not secured.  The Supplemental Agreement participants are general creditors of the Corporation in regards to their vested Supplemental Agreement benefits.  The Supplemental Agreements provide for retirement benefits upon reaching age 65, and participants are fully vested five years after the inception of the Supplemental Agreements.  Upon attaining the age of 65, Messrs. Cox, Marsh and Lawton would be entitled to $520,000, $1.1 million and $720,000, respectively, over a 20 year period under their Supplemental Agreements.

Subject to the prohibitions set forth in the EESA and the ARRA (as discussed further below), each of the Supplemental Agreements provides that in the event of a change of control of the Corporation (as defined in the agreements), the officer (i) if he has not yet qualified for retirement benefits, shall have the right to demand his withdrawal benefits (which is an amount equal to the present value of the normal retirement benefit, using a 7% discount rate and monthly compounding of interest) in a single lump sum payment, or (ii) if he has qualified for retirement benefits or has begun receiving a retirement benefit under the Supplemental Agreement, shall have the right to demand his benefits in a single lump sum payment in an amount equal to the normal retirement benefit.  In the event of a change in control on December 31, 2009, subject to the prohibitions set forth in the EESA and the ARRA, Messrs. Cox, Marsh, and Lawton could have been entitled to lump sum payments of $230,656, $130,183 and $195,933, respectively.  Such payments could be limited if they are deemed “parachute payments” under Section 280G of the Internal Revenue Code, as amended.

The Farmers National Bank of Emlenton Deferred Compensation Plan

In December 2008, the Board of Directors adopted The Farmers National Bank of Emlenton Deferred Compensation Plan (the “Deferred Compensation Plan”), and named David L. Cox as the sole participant.  The purpose of the Deferred Compensation Plan is to promote the continued success of the Corporation by providing to Mr. Cox a deferred benefit in recognition of his 35 years of service as an executive officer of the Corporation and the Bank.  The Deferred Compensation Plan satisfies the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and is an unfunded, unsecured promise to pay on the part of the Corporation.  For purposes of the Employment Retirement Income Security Act of 1974 (“ERISA”), the Deferred Compensation Plan is an unfunded plan solely for the benefit of the participant for the purpose of qualifying the Deferred Compensation Plan for the “top hat” plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  Pursuant to the Deferred Compensation Plan, the Corporation paid Mr. Cox $75,000 in December 2008, $210,000 in January 2009 and a third and final installment of $165,000 was paid in January 2010 without regard to Mr. Cox’s continued employment with the Corporation.

Troubled Asset Relief Program and Capital Purchase Program

On December 23, 2008, as part of the CPP offered by the U.S. Treasury under TARP, which was implemented under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Corporation entered into a Letter Agreement with the U.S. Treasury pursuant to which the Corporation agreed to sell 7,500 shares of Series A Preferred Stock to the U.S. Treasury, along with a warrant to purchase 50,111 shares of common stock at an initial exercise price of $22.45 per share.  The U.S. Treasury currently owns all issued and outstanding Series A Preferred Stock of the Corporation.  Participation in the CPP required compliance with Section 111 of the EESA, as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), and the Interim Final Rule on TARP Standards for Compensation and Corporate Governance (the “Interim Final Rule”) issued by the U.S. Treasury in June 2009 under ARRA.  The Corporation is subject to the requirements under the Interim Final Rule due to its participation in the CPP.

During the period in which the U.S. Treasury holds the shares of Series A Preferred Stock, the Corporation must observe certain restrictions on executive compensation and corporate governance standards.  The Interim Final Rule prohibits or limits certain components of the Corporation’s executive compensation program for certain of our executive officers, in addition to other restrictions, including: (i) payment or accrual of annual and long-term incentive compensation, in certain cases, (ii) granting of stock options, (iii) certain retirement benefits; and (iv) potential payments upon termination of employment or change of control (severance payments) that the executive officers or covered employees might otherwise have been eligible to receive.

Employment and Change of Control Agreements

Effective July 1, 2007, the Corporation and the Bank entered into an employment agreement with William C. Marsh.  The agreement has an initial term ending on June 30, 2010, and provides that such terms shall be automatically renewed for successive one-year periods each July 1 unless notice to the contrary is provided at least 30 days prior to the renewal.  Subject to the prohibitions set forth in the EESA and the ARRA, the agreements also provide that if the individual is terminated by the Corporation or the Bank for other than cause, disability, retirement or the individual’s death or the individual terminates employment for good reason (as defined in the agreements) after a change in control of the Corporation, the individual will be entitled to the payment of a cash severance amount equal to three times the individual’s average annual compensation and the maintenance of insurance and other benefits, provided that such payments will be limited if they are deemed “parachute payments” under Section 280G of the Internal Revenue Code, as amended.

Effective July 1, 2007, the Corporation and the Bank entered into a change in control agreement with Raymond M. Lawton, Senior Vice President of the Corporation and the Bank.  The agreement had an initial term that ended on June 30, 2009.  Pursuant to its terms, however, the term of the agreement automatically renews for successive one-year periods each July 1 unless notice to the contrary is provided at least 30 days prior to the renewal.  In addition, effective May 12, 2008, the Corporation and the Bank entered into a change in control agreement with Edward A. Andrulonis, Senior Vice President of the Corporation and the Bank.  The agreement has an initial term ending on May 12, 2010.  Such term shall be automatically renewed for successive one-year periods each May 13 unless notice to the contrary is provided at least 30 days prior to the renewal.  Subject to the prohibitions set forth in the EESA and the ARRA, these agreements also provide that if the individual is terminated by the Corporation or the Bank (or any successor) within 24 months subsequent to a change in control of the Corporation for other than cause, disability, retirement or the individual’s death or the individual terminates employment for good reason (as defined in the agreement) after a change in control of the Corporation, the individual will be entitled to the payment of a cash severance amount equal to two times the individual’s average annual compensation and the maintenance of insurance and other benefits, provided that such payments will be limited if they are deemed “parachute payments” under Section 280G of the Internal Revenue Code, as amended.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the number of options and awards held as of December 31, 2009.  All options and awards were granted pursuant to the Corporation’s 2007 Stock Incentive Plan and Trust adopted in 2007 and approved by shareholders at the 2007 annual meeting.

	Option Awards
	Number of Securities Underlying Unexercised Options
Name	Exercisable	Unexercisable		Exercise Price	Option Expiration Date
David L. Cox	—	20,000	(1)	$26.00	06/20/2017
William C. Marsh	—	15,000	(1)	$26.00	06/20/2017
William C. Marsh	—	5,000	(2)	$22.50	11/19/2018
Raymond M. Lawton	—	10,000	(1)	$26.00	06/20/2017
Raymond M. Lawton	—	1,000	(2)	$22.50	11/19/2018
Raymond M. Lawton	—	2,500	(3)	$13.50	12/11/2019
Edward A. Andrulonis	—	4,500	(4)	$25.90	05/12/2018
Edward A. Andrulonis	—	1,000	(2)	$22.50	11/19/2018

(1)  Options become fully vested and exercisable on June 20, 2010.
(2)  Options become fully vested and exercisable on November 19, 2011.
(3)  Options become fully vested and exercisable on December 11, 2012.
(4)  Options become fully vested and exercisable on May 12, 2011.

	Stock Awards
	Number of		Market Value of	Equity Incentive Plan Awards
	Shares of Stock		Shares of Stock	Unearned Shares or Other Rights
Name	Not Vested		Not Vested	Not Vested	Market Price
David L. Cox	500	(1)	$22.50	—	—
David L. Cox	750	(2)	$13.50	—	—
William C. Marsh	500	(1)	$22.50	—	—
William C. Marsh	750	(2)	$13.50	—	—

(1)	Stock awards become fully vested on November 19, 2011 subject to the vesting restrictions under the TARP CPP concerning the shares of restricted stock held by Mr. Marsh.
(2)	Stock awards become fully vested on December 11, 2012 subject to the vesting restrictions under the TARP CPP concerning the shares of restricted stock held by Mr. Marsh.

Certain Transactions

Other than as set forth below, there have been no material transactions, proposed or consummated, between the Corporation and the Bank with any director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons.

The Bank, like many financial institutions, has followed a written policy of granting various types of loans to officers, directors, and employees and under such policy grants a discount of 100 basis points on loans extended to all employees, including executive officers.  With the exception of such policy, all loans to executive officers and directors of the Corporation and the Bank have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other customers, and do not involve more than the normal risk of collectibility nor present other unfavorable features.  All of such loans are approved by the board of directors. The following table presents a summary of loans in excess of $120,000 extended by the Bank to any of the Corporation’s directors, nominees for director, executive officers or immediate family members of such individuals.

			Highest Principal Balance During	Balance	Amount Paid During Year		Interest
Name and Position	Type	Year Made	Year	12/31/09	Principal	Interest	Rate
David L. Cox, Vice Chairman	Residential Mortgage	2003	$130,940	$122,546	$8,394	$7,151	5.63%

Amanda L. Engles, Principal Accounting Officer and Treasurer	Residential Mortgage	2008	$123,914	$120,009	$3,905	$6,107	5.00%

Director Compensation

During 2009, directors received $1,200 per month for their services as a director of the Bank regardless of attendance at board meetings.  The Chairmen of the audit and human resource committees received an additional $200 per month for their services as Committee Chairmen.  No additional compensation is paid for service as a director of the Corporation.  In addition, non-employee directors received $275 for each Bank committee meeting that they attended during 2009.  Total fees paid to all non-employee directors amounted to $133,375 in 2009.

The following table sets forth information concerning compensation paid or accrued by the Corporation and the Bank to each member of the Board of Directors with the exception of named executive officers reported within the Summary Compensation Table during the year ended December 31, 2009.

	Fees Earned	Stock
Name	or Paid in Cash	Awards (1)	Total
Ronald L. Ashbaugh	$20,450	$10,125	$30,575
David L. Cox	14,400	10,125	24,525
James M. Crooks	16,600	10,125	26,725
George W. Freeman	19,900	10,125	30,025
Mark A. Freemer	20,100	10,125	30,225
Robert L. Hunter	18,725	10,125	28,850
John B. Mason	19,625	10,125	29,750
Brian C. McCarrier	17,975	10,125	28,100

(1)
Reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, for stock awards granted in 2009 pursuant to the 2007 Stock Incentive Plan and Trust adopted in 2007. For a description of the assumptions used for purposes of determining grant date fair value, see Note 16 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

REPORT OF THE AUDIT COMMITTEE

In discharging its oversight responsibility, the audit committee has met and held discussions with management and ParenteBeard LLC, the independent auditors for the Corporation.  Management represented to the audit committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and the Corporation, and has received and discussed with the independent auditors the matters in the written disclosures required by the Independence Standards Board and as required under the Sarbanes-Oxley Act of 2002, including considering the permissibility of nonaudit services with the auditors’ independence.

The audit committee also obtained from the independent auditors a formal written statement describing all relationships between the Corporation and ParenteBeard LLC that bear on the auditors’ independence consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  The audit committee discussed with the independent auditors any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the auditors’ independence.

Based on these discussions and reviews, the audit committee recommended that the Board of Directors approve the inclusion of the Corporation’s audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Mark A. Freemer, Chairman
Ronald L. Ashbaugh
James M. Crooks
Robert L. Hunter
Brian C. McCarrier

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Effective February 17, 2010, the Corporation engaged Crowe Horwath LLP as its independent auditors for the fiscal year ending December 31, 2010 and dismissed its current auditors ParenteBeard LLC, formerly Beard Miller Company LLP.  ParenteBeard LLC will complete its engagement as independent auditor for the Corporation’s fiscal year ended December 31, 2009 upon the filing of the Corporation’s Form 10-K for the year ended December 31, 2009.

ParenteBeard LLC’s report on the Corporation’s consolidated financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change accountants was approved by the Corporation’s Audit Committee.  During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Corporation and ParenteBeard LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or principles, which disagreement(s), if not resolved to the satisfaction of ParenteBeard LLC, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.  None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

The Corporation engaged Crowe Horwath LLP to perform limited non-audit services related to the years ending December 31, 2009 and 2008.  The services performed during this period included preparation of consolidated federal and state tax returns, assisting management with quarterly estimated tax payments, effective tax rates, deferred tax inventory, tax related journal entries and discussions on tax matters related to a branch acquisition.  On occasion, Crowe Horwath LLP also informally discussed with management of the Corporation general accounting topics and/or issues.

The nature of Crowe Horwath LLP’s involvement with the Corporation as indicated above did not result in any conclusion on the type of  audit opinion(s) rendered or to be rendered, views expressed, management’s final decisions as to the accounting, auditing or financial reporting requirements nor a disagreement or reportable event.

In addition to performing customary audit services related to the audit of the Corporation’s financial statements, Crowe Horwath LLP will assist the Corporation with the preparation of its federal and state tax returns and will perform required retirement plan audits, charging the Corporation for such services at its customary hourly billing rates.

Representatives of Crowe Horwath LLP will be present at the annual meeting, will be available to respond to your questions and will be able to make such statements as they desire.

Vote Required; Effect

Unless instructed to the contrary, it is intended that proxies will be voted for the ratification of the selection of Crowe Horwath LLP, Certified Public Accountants, as the Corporation’s independent public accountants for its fiscal year ending December 31, 2010.  The Corporation has been advised by Crowe Horwath LLP that none of its members have any financial interest in the Corporation.  Ratification of Crowe Horwath LLP will require an affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting.

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Crowe Horwath LLP as the auditors for the Corporation for the year ending December 31, 2010.

It is understood that even if the selection of Crowe Horwath LLP is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Corporation and its shareholders.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors appointed ParenteBeard LLC as the independent registered public accounting firm to audit the Corporation’s financial statements for the year ending December 31, 2009.  As indicated above, effective February 17, 2010, the Corporation engaged Crowe Horwath LLP as its independent auditors for the fiscal year ending December 31, 2010.  The audit committee considered the compatibility of the non-audit services provided to the Corporation by ParenteBeard LLC in 2008 described below on the independence of ParenteBeard LLC from the Corporation in evaluating whether to appoint ParenteBeard LLC to perform the audit of the Corporation’s financial statements for the year ending December 31, 2009.

The following table sets forth the aggregate fees paid by us to ParenteBeard LLC for professional services rendered by ParenteBeard LLC in connection with the audit of the Corporation’s consolidated financial statements for 2009 and 2008, as well as the fees paid by us to ParenteBeard LLC for audit-related services, tax services and all other services rendered by ParenteBeard LLC to us during 2009 and 2008.

		2009	2008
Audit Fees	(1)	$58,400	$55,500
Audit Related Fees	(2)	41,030	47,435
Total		$99,430	$102,935

(1)
The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees the Corporation incurred for professional services rendered for the audit of the Corporation’s annual financial statements for fiscal years 2009 and 2008 and the reviews of the financial statements included in the Corporation’s Quarterly Reports on Forms 10-Q for fiscal years 2009 and 2008.

(2)
In both years, audit-related services included audits of the Corporation’s benefit plans and fees paid for services rendered associated with the Corporation’s public stock offerings.  These audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements.

The audit committee selects the Corporation’s independent registered public accounting firm and separately pre-approves all audit services to be provided by it to the Corporation.  The audit committee also reviews and separately pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee’s charter and policy on pre-approval of audit-related, tax and other services.  In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

Since May 6, 2003, the effective date of SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of ParenteBeard LLC was approved in advance by the audit committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Corporation is asking shareholders to approve the compensation of the Corporation’s named executive officers as described under “Executive Compensation” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement (see pages 12 to 17).

Background of the Proposal

The EESA and the ARRA require financial institutions, like the Corporation, which have sold preferred stock and issued warrants to the U.S. Treasury under the CPP to permit a separate and non-binding shareholder vote to approve the compensation of such financial institution’s executive officers.  Regulations of the SEC require participants in the CPP to submit to shareholders annually for their approval the executive compensation arrangements as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in their proxy statements.  The Corporation is a TARP recipient because of its participation in the CPP, pursuant to which the Corporation issued preferred stock and warrants to purchase the Corporation’s common stock to the U.S. Treasury.

The ARRA and the Interim Final Rule require, among other things, that all participants in the TARP permit a non-binding shareholder vote to approve the compensation of the Corporation’s executives, commonly referred to as “Say-on-Pay” proposal.

As provided in the ARRA, the vote is not binding on the Corporation’s Board of Directors and may not be construed as overruling a decision by the Board of Directors, nor creating or implying any additional fiduciary duty by the Board of Directors, nor be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement and the tabular disclosure regarding named executive officer compensation for a detailed discussion of the Corporation’s executive compensation program.

The purpose of the Corporation’s compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Corporation’s long-term success and enhancement of shareholder value.  The Board of Directors believes the Corporation’s compensation policies and procedures achieve this objective, and are strongly aligned with the long-term interests of shareholders.

The Corporation is providing shareholders the opportunity to endorse or not endorse the Corporation’s executive compensation policies and procedures through the following resolution:

“RESOLVED, that the shareholders of the Corporation approve the compensation of the Corporation’s executives named in the Summary Compensation Table of the Corporation’s Proxy Statement for the 2010 Annual Meeting of Shareholders, including the Executive Compensation section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Vote Required; Effect

Approval of the Corporation’s executive compensation policies and procedures would require the affirmative vote of a majority of the total votes entitled to be cast by the holders of the Corporation’s Common Stock represented in person or by proxy at the annual meeting.  Proxies received by the Corporation and not revoked prior to or at the annual meeting will be voted in favor of this non-binding proposal unless otherwise instructed by the shareholder.  Abstentions and shares not voted by shareholders of record present or represented at the annual meeting and entitled to vote, will have the same effect as a vote cast against the proposal.  Because the shareholder vote is advisory, it will not be binding upon the Board of Directors.  However, the human resources committee may take into account the outcome of the vote when considering future executive compensation arrangements.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of executive officers as described in the Executive Compensation section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

ANNUAL REPORT

A copy of the Corporation’s Annual Report for its fiscal year ended December 31, 2009, is being mailed with this Proxy Statement and is available over the Internet at www.emclairefinancial.com.  Such Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation’s proxy statement for its 2011 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Emclaire Financial Corp. at the principal executive offices of the Corporation at 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, no later than Friday, November 22, 2010.

Under the Corporation’s current bylaws, business proposal nominations for directors other than those to be included in the Corporation’s proxy materials following the procedures described in Rule 14a-8 under the 1934 Act, may be made by shareholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the bylaws.  Nominations must be received no less than sixty (60) days prior to the annual meeting.

In the event the Corporation received notice of a shareholder proposal to take action at next year’s annual meeting of shareholders that is not submitted for inclusion in the Corporation’s proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Corporation to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment.

SHAREHOLDER COMMUNICATION WITH THE BOARD

The Corporation does not have a formal procedure for shareholder communication with its Board of Directors.  In general, officers are easily accessible by telephone or mail.  Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the President with a request to forward the same to the intended recipient.  In the alternative, shareholders can send correspondence to the Board to the attention of the Board Chairman, William C. Marsh, or to the attention of the Chairman of the Audit Committee, Mark A. Freemer, in care of the Corporation at the Corporation address.  All such communications will be forwarded unopened.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

ADDITIONAL INFORMATION

Upon written request, a copy of the Corporation’s Annual Report on Form 10-K may be obtained, without charge from William C. Marsh, President and Chief Executive Officer, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373. In addition, the Corporation files reports with the SEC. Free copies can be obtained from the SEC website at www.sec.gov or on the Corporation’s website at www.emclairefinancial.com.